Exhibit 10.1
Execution Version
Amended and Restated Credit Agreement
Dated as of
February 26, 2010
among
Oasis Petroleum LLC,
as Parent,
Oasis Petroleum North America LLC,
as Borrower,
BNP Paribas,
as Administrative Agent
and
The Lenders Party Hereto
Sole Lead Arranger and Sole Bookrunner
BNP Paribas Securities Corp.

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Security Instruments
Exhibit E-2	Form of Amended and Restated Guaranty and Pledge Agreement
Exhibit F	Form of Assignment and Assumption

Schedule 7.05	Litigation
Schedule 7.06	Environmental Matters
Schedule 7.14	Subsidiaries
Schedule 7.16	Title Defects
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements
Schedule 9.05	Investments

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     THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 26, 2010, is among: Oasis Petroleum LLC, a Delaware limited liability company (the “Parent”); Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”); each of the Lenders from time to time party hereto; and BNP Paribas (in its individual capacity, “BNP Paribas”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
     A. The Parent, the Borrower, the Administrative Agent and other agents and lenders party thereto have entered into that certain Credit Agreement dated as of June 22, 2007, pursuant to which such lenders provided certain loans and extensions of credit to the Borrower (as renewed, extended, amended or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”).
     B. The Parent and the Borrower have requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower through an amendment and restatement of the Existing Credit Agreement.
     C. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.
     D. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
Definitions and Accounting Matters
     Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
     Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
     “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
     “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period multiplied by the Statutory Reserve Rate.
     “Affected Loans” has the meaning assigned such term in Section 5.05.

     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agents” means, collectively, the Administrative Agent and any other agent for the Lenders from time to time appointed under this Agreement.
     “Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06.
     “Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.
     “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate having an Interest Period of three months on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.
     “Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:
Borrowing Base Utilization Grid

Borrowing Base Utilization Percentage	< 50%	≥ 50 < 75%	≥ 75 ≤ 85%	> 85 ≤ 100%	> 100 ≤ 112.5%	> 112.5%
ABR Loans	0.750%	1.000%	1.250%	1.500%	2.000%	2.500%
Eurodollar Loans	2.250%	2.500%	2.750%	3.000%	3.500%	4.000%
     Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then from the time of such failure until the time that the Borrower delivers such Reserve Report to the Administrative Agent, the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level (it being understood that after the Conforming Borrowing Base concept ceases to be in effect pursuant to with Section 2.07(a) the highest level for the Borrowing Base Utilization Percentage shall be the > 85% ≤ 100% level).

     “Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I.
     “Approved Counterparty” means (a) any Lender or any Affiliate of a Lender or (b) any other Person whose long term senior unsecured debt rating is A/A2 by S&P or Moody’s (or their equivalent) or higher.
     “Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Von Gonden and Associates, and (d) and any other independent petroleum engineers reasonably acceptable to the Administrative Agent.
     “Arranger” means BNP Paribas Securities Corp., in its capacities as the sole lead arranger and sole bookrunner hereunder.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.
     “Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
     “Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
     “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
     “Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c) or Section 9.12(d).
     “Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.
     “Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Conforming Borrowing Base in effect on such day.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a

Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.
     “Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
     “Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000.
     “Change in Control” means (a) the Permitted Holders collectively cease to own, directly or indirectly, at least 66-2/3% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent, (b) the board of managers of the Parent as of the Effective Date and any managers appointed or designated by the Permitted Holders after the Effective Date have ceased to be a majority of the board of managers of the Parent and (c) the Parent fails to own directly or indirectly all of the Equity Interests of the Borrower.
     “Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b)), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
     “Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.
     “Conforming Borrowing Base” means at any time an amount equal to the amount determined to be the “Conforming Borrowing Base” in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 8.13(c) or Section 9.12(d).
     “Consolidated Net Income” means with respect to the Parent, the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Parent, the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Parent, the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent, the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent, the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary non-cash gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; provided that if the Parent, the Borrower or any Consolidated Subsidiary shall acquire or dispose of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition or disposition, as if such acquisition or disposition had occurred on the first day of such period.
     “Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
     “Current Production” means the lesser of (a) the prior month’s actual production of each of crude oil and natural gas, calculated separately, from the Oil and Gas Properties of the Borrower and (b) the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties (as set forth in the most-recent Reserve Report provided pursuant to Section 8.12(a) or as set forth in a Supplemental Production Forecast, as applicable) for each month during such period for each of crude oil and natural gas, calculated separately.
     “Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person (other than firm transportation or storage, or drilling contracts); (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or Letter of Credit participations required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, (c) has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or Person controlling such Lender or the exercise of control over a Lender or Person controlling such Lender by a Governmental Authority or an instrumentality thereof, or (d) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing of any of the foregoing (including any written notification of its intent not to comply with its obligations under Article II or Article III).
     “Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
     “dollars” or “$” refers to lawful money of the United States of America.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
     “EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization, exploration expenses and other similar noncash charges, minus all noncash income added to Consolidated Net Income.
     “Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
     “Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).
     “Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety the environment, the preservation or reclamation of natural resources, or the management, release or threatened release of any hazardous substance, in effect in any and all jurisdictions in which the Parent, the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

     “Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
     “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
     “ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
     “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
     “Event of Default” has the meaning assigned such term in Section 10.01.
     “Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of any material Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of any material Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of any material Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if

such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Financial Officer” means, for any Person, any vice president, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.
     “Financial Statements” means the financial statement or statements of the Parent and its Consolidated Subsidiaries referred to in Section 7.04(a).
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
     “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, any Agent, the Issuing Bank or any Lender.
     “Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
     “Guarantors” means:
(a)	the Parent; and

(b)	each other Domestic Subsidiary that guarantees the Indebtedness pursuant to Section 8.14(b).
     “Guaranty Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit E-2 unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.
     “Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation: (a) any chemical,

compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.
     “Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
     “Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests therein or thereto, of whatever nature.
     “Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
     “Indebtedness” means, without duplication, any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Lender or any Affiliate of a Lender under any Swap Agreement between the Borrower or any Subsidiary and such Lender or Affiliate of a Lender while such Person (or in the case of its Affiliate, the Person affiliated therewith) is a Lender hereunder and (c) all renewals, extensions and/or rearrangements of any of the above.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Initial Public Offering” means a primary offering to the public for cash of any Equity Interests (other than Disqualified Capital Stock) of the Parent or a newly-formed holding company of which the Parent is a wholly-owned Subsidiary; provided that issuances of securities pursuant to employee benefit plans shall not be considered an “Initial Public Offerings”.
     “Initial Reserve Report” means the report of DeGoyler MacNaughton dated as of January 21, 2010 with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries as of December 31, 2009.
     “Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

     “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
     “Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
     “Interim Redetermination” has the meaning assigned such term in Section 2.07(b).
     “Interim Redetermination Date” means the date on which a Borrowing Base and/or Conforming Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
     “Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, the assumption of Debt of, the purchase or other acquisition of any other Debt of or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory, material, equipment or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.
     “Issuing Bank” means BNP Paribas, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the

Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
     “LC Commitment” at any time means Ten Million Dollars ($10,000,000.00).
     “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
     “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
     “Lenders” means the Persons listed on Annex I and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption, and any Person that shall have become a party hereto as an Additional Lender pursuant to Section 5.04.
     “Letter of Credit” means any letter of credit issued pursuant to this Agreement.
     “Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.
     “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR 01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
     “Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Parent, the Borrower and the Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
     “Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
     “Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).
     “Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Parent, the Borrower and the Guarantors, taken as a whole, (b) the ability of the Borrower and the Guarantors to perform any of their obligations under any Loan Document, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.
     “Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent, the Borrower and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent, the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value owed by the Parent, the Borrower of any Subsidiary, as applicable.
     “Maturity Date” means February 26, 2014.
     “Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
     “Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

     “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.
     “New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).
     “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
     “Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
     “Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
     “Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document; provided that, for the avoidance of doubt, “Other Taxes” shall not include Excluded Taxes.
     “Parent LLC Agreement” means that certain Limited Liability Company Agreement of the Parent dated as of March 5, 2007.

     “Participant” has the meaning set forth in Section 12.04(c)(i).
     “Permitted Holders” means Oasis Petroleum Management LLC, a Delaware limited liability company, Encap Energy Capital Fund VI, L.P., a Texas limited partnership (“Encap Capital VI”), Encap VI-B Acquisitions, L.P., a Texas limited partnership (“Encap Acquisitions”) and Encap Energy Capital Fund VII, L.P., a Texas limited partnership (“Encap Capital VII”, and together with Encap Capital VI and Encap Acquisitions, the “Encap Members”), any general partner or managing member of any Encap Member or to any Person formed and managed or Controlled by such Encap Member, its general partner or managing member or an Affiliate of its general partner or managing member as a vehicle for purposes of making investments and (ii) with respect to other members of the Parent, any Permitted Transferee thereof under the terms of the Parent LLC Agreement.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.
     “Prime Rate” means the rate of interest per annum publicly announced from time to time by BNP Paribas as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
     “Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
     “Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
     “Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
     “Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

     “Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base and/or Conforming Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).
     “Register” has the meaning assigned such term in Section 12.04(b)(iv).
     “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
     “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
     “Remedial Work” has the meaning assigned such term in Section 8.10(a).
     “Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1st or July 1st (or such other date in the event of an Interim Redetermination) the oil and gas reserves located in the United States attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.
     “Responsible Officer” means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.
     “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
     “Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).
     “Scheduled Redetermination Date” means the date on which a Borrowing Base and/or Conforming Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).
     “SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

     “Security Instruments” means the Guaranty Agreement, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E-1, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Parent, the Borrower or any other Person (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
     “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
     “Statutory Reserve Rate” means, means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower and/or one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.
     “Supplemental Production Forecast” means an updated estimate of the reasonably anticipated projected production from proved, developed, producing Oil and Gas Properties evaluated in the most-recent Reserve Report provided pursuant to Section 8.12(a) which shall be in form and substance reasonably satisfactory to the Administrative Agent and has been prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Supplemental Production Forecast to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the most recent Reserve Report; provided that, the Borrower may not provide more that one Supplemental Production Forecast between Scheduled Redeterminations of the Borrowing Base.
     “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter”

or otherwise, involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
     “Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.
     “Total Debt” means, at any date, all Debt of the Parent, the Borrower and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under FAS 133 and (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.
     “Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.
     “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.
     “Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.
     Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
     Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
     Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Parent and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.
ARTICLE II
The Credits
     Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
     Section 2.02 Loans and Borrowings.
          (a) Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Subject to Section 5.04, each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
          (c) Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
          (d) Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated, in the case of (i) any Lender party hereto as of the date of this Agreement, as of the date of this Agreement or (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
     Section 2.03 Requests for Borrowings To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00a.m., New York City time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Parent and the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
               (i) the aggregate amount of the requested Borrowing;
               (ii) the date of such Borrowing, which shall be a Business Day;
               (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
               (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
               (v) the amount of the then effective Borrowing Base and/or Conforming Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and
               (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar

Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
     Section 2.04 Interest Elections.
          (a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
          (b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.
          (c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
     Section 2.05 Funding of Borrowings.
          (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
          (b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     Section 2.06 Termination and Reduction of Aggregate Maximum Credit Amounts.
          (a) Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
          (b) Optional Termination and Reduction of Aggregate Credit Amounts.
               (i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.
               (ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
     Section 2.07 Borrowing Base.
          (a) Borrowing Base. For the period from and including the Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $85,000,000 and the amount of the Conforming Borrowing Base shall be $70,000,000. Notwithstanding the foregoing, the Borrowing Base and Conforming Borrowing Base may be subject to further adjustments from time to time pursuant to Section 8.13(c) or Section 9.12(d). On the earlier of (i) the date on which an Initial Public Offering is consummated or (ii) October 1, 2010, the Borrowing Base shall equal the Conforming Borrowing Base and all references to the word “Conforming” used before the words “Borrowing Base” (and any duplicate references to “Borrowing Base”) in this Agreement shall have no further force or effect.
          (b) Scheduled and Interim Redeterminations. The Borrowing Base and/or Conforming Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base and/or Conforming Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on April 1st and

October 1st of each year, commencing October 1, 2010. In addition, the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Majority Lenders, by notifying the Borrower thereof, one time during any 12-month period, each elect to cause the Borrowing Base and Conforming Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.
          (c) Scheduled and Interim Redetermination Procedure.
          (i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Administrative Agent (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base and Conforming Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall any Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.
          (ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
                    (A) in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before March 15th and September 15th of such year following the date of delivery or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and
                    (B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
          (iii) Any Proposed Borrowing Base that would increase the Borrowing Base or Conforming Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base or Conforming Borrowing Base then in effect must be approved or be deemed to have been approved by the Majority Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base and/or Conforming Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders or the Majority Lenders, as applicable, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base and/or Conforming Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Majority Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base and/or Conforming Borrowing Base then acceptable to a number of Lenders sufficient to constitute the Majority Lenders and, so long as such amount does not increase either the Borrowing Base or Conforming Borrowing Base then in effect, such amount shall become the new Borrowing Base and/or Conforming Borrowing Base, effective on the date specified in Section 2.07(d).
          (d) Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base and Conforming Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Majority Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base and Conforming Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base and Conforming Borrowing Base, effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders:
               (i) in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such New Borrowing Base Notice; and
               (ii) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such New Borrowing Base Notice.
Such amount shall then become the Borrowing Base and/or Conforming Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base and/or Conforming Borrowing Base under Section 8.13(c) or Section 9.12(d), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

     Section 2.08 Letters of Credit.
          (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Parent and the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
               (i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
               (ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
               (iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
               (iv) specifying the amount of such Letter of Credit;
               (v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
               (vi) specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the

Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.
          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent, the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
     Section 2.09 Loans and Borrowings Under Existing Credit Agreement. On the Effective Date, the Administrative Agent, for the ratable benefit of the Lenders, has acquired from the lenders under the Existing Credit Agreement the notes, commitments and Liens of the Borrower and the Guarantors existing thereunder. In connection with such acquisition and the amendment and restatement of the Existing Credit Agreement as so assigned:
          (a) the Borrower shall pay all accrued and unpaid commitments fees, break funding fees and all other fees that are outstanding under the Existing Credit Agreement for the account of each lender under the Existing Credit Agreement;
          (b) each “ABR Borrowing” outstanding under the Existing Credit Agreement shall be extended and renewed so as to continue as a new ABR Borrowing under this Agreement;
          (c) each “Eurodollar Borrowing” outstanding under the Existing Credit Agreement shall be deemed repaid on the Effective Date and funded as a new Eurodollar Borrowing under this Agreement;

          (d) each “Letter of Credit” outstanding under the Existing Credit Agreement shall be deemed issued and shall be continued as a Letter of Credit under this Agreement;
          (e) the Borrower shall pay all accrued and unpaid letter of credit fees that are outstanding under the Existing Credit Agreement; and
          (f) the Existing Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.
ARTICLE III
Payments of Principal and Interest; Prepayments; Fees
     Section 3.01 Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
     Section 3.02 Interest.
          (a) ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
          (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
          (c) Post-Default Rate and Borrowing Base Deficiency Rate. Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing, then all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and (ii) during any Borrowing Base Deficiency, all Loans outstanding at such time shall, upon the election of either the Administrative Agent or Majority Lenders, bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional two percent (2%), but in no event to exceed the Highest Lawful Rate.
          (d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
     Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or
          (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
     Section 3.04 Prepayments.
          (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).
          (b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.02.

          (c) Mandatory Prepayments.
               (i) If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
               (ii) Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than an automatic reduction of the Borrowing Base to match the Conforming Borrowing Base pursuant to Section 2.07(a)) or Section 8.13(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral within ninety days (90) following its receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.
               (iii) Upon any adjustments to the Borrowing Base pursuant to Section 9.12(d), if the total Revolving Credit Exposures exceeds the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date it or any Subsidiary receives cash proceeds as a result of a disposition in accordance with Section 9.12(d); provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.
               (iv) If, on the date on which the Borrowing Base shall equal the Conforming Borrowing Base pursuant to Section 2.07(a), the total Revolving Credit Exposures exceeds the Conforming Borrowing Base as in effect on the day immediately preceding such date, the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
               (v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
               (vi) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
          (d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
     Section 3.05 Fees.
          (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.500% per annum on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure (during the continuation of an Event of Default, such participation fee shall increase by 2% per annum over the then applicable rate), (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs
     Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
          (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value)

participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     Section 4.03 Payments and Deductions to a Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05(a);
          (b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02(b)); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 12.02(b) (other than Section 12.02(b)(ii)) or requiring the consent of each affected Lender pursuant to Section 12.02(b)(iii) or (iv), shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Commitment (i.e. the Applicable Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;
          (c) if any LC Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such LC Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders pro rata in accordance with their respective Applicable Percentages; provided that (A) each Non-Defaulting Lender’s LC Exposure may not in any event exceed the Applicable Percentage of the Maximum Credit Amount of such Non-Defaulting Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion (the “unreallocated portion”) of the Defaulting Lender’s LC Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Lenders, whether by reason of the first proviso in Section 4.03(c)(i) or otherwise, the Borrower shall within two Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 2.08(j) for so long as such LC Exposure is outstanding, (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.03(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized, (iv) if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 4.03(c), then the Letter of Credit fees payable for the account of the Lenders pursuant to Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages and the Borrower shall not be required to pay any such Letter of Credit fees to the Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period that such Defaulting Lender’s LC Exposure is reallocated, or (v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 4.03(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all Letter of Credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated;
          (d) the Issuing Bank will not be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless the Issuing Bank is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Lenders or by cash collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to the Issuing Bank; and

          (e) if the Borrower, the Administrative Agent and the Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable cash collateral shall be promptly returned to the Borrower and any LC Exposure of such Lender reallocated pursuant to Section 4.03(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
     Section 4.04 Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.
ARTICLE V
Increased Costs; Break Funding Payments; Taxes
     Section 5.01 Increased Costs.
          (a) Eurodollar Changes in Law. If any Change in Law shall:
               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or
               (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
          (c) Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
     Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefore, upon request of the Borrower, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     Section 5.03 Taxes.
          (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto. A written demand under this Section 5.03(c) shall include a certificate of the Administrative Agent, a Lender or the Issuing Bank specifying the amount and calculation of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
     Section 5.04 Mitigation Obligations; Replacement of Lenders.
          (a) Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) Replacement of Lenders. If any Lender requests compensation under Section 5.01, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, if it becomes unlawful for any Lender or its applicable lending office to make Eurodollar Loans, as described in Section 5.05, or while a Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrowers and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
ARTICLE VI
Conditions Precedent
     Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
          (a) The Administrative Agent, the Arranger and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
          (b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Parent, the Borrower and each Guarantor setting forth (i) resolutions of its board of directors or other appropriate governing body with respect to the authorization of the Parent, the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Parent, the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Parent, the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Parent, the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
          (c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Parent, the Borrower and each Guarantor.
          (d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the date of Effective Date.
          (e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

          (f) The Administrative Agent shall have received duly executed Notes payable to the order of each Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.
          (g) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement and the other Security Instruments described on Exhibit E-1. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:
               (i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report; and
               (ii) have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors (other than the Parent).
          (h) The Administrative Agent shall have received an opinion of (i) DLA Piper LLP (US), special counsel to the Borrower, substantially in a form and of substance reasonably acceptable to the Administrative Agent, and (ii) local counsel in each of the following states: Delaware, North Dakota, Montana and any other jurisdictions requested by the Administrative Agent, substantially in a form and of substance reasonably acceptable to the Administrative Agent.
          (i) The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.
          (j) The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the Oil and Gas Properties evaluated in the Initial Reserve Report.
          (k) The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.
          (l) The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent and/or the Borrower certifying that the Parent and/or the Borrower has received all consents and approvals required by Section 7.03.
          (m) The Administrative Agent shall have received (i) the financial statements referred to in Section 7.04(a), and (ii) the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).
          (n) The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Parent, the Borrower and the Subsidiaries for each of the following jurisdictions: Delaware, North Dakota, South Dakota, Montana and any other jurisdiction requested by the Administrative Agent; other than Liens permitted by Section 9.03.
          (o) The Administrative Agent shall be reasonably satisfied that after the making of the initial Loans hereunder and giving effect to the other transactions contemplated under this Agreement, the Borrower will have an amount not less than 10% of unused Commitment availability.
          (p) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
     The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., New York City time, on March 5, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
     Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
          (a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
          (c) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct as of such specified earlier date.
          (d) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.
          (e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.
     Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Parent and the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (c).
ARTICLE VII
Representations and Warranties
     Each of the Parent and the Borrower represents and warrants to the Lenders that:
     Section 7.01 Organization; Powers. Each of the Parent, the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, have all requisite power and authority, and have all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
     Section 7.02 Authority; Enforceability. The Transactions are within the Parent’s, the Borrower’s and each Guarantor’s limited liability company powers and have been duly authorized by all necessary limited liability company and, if required, member action (including, without limitation, any action required to be taken by any class of directors of the Parent, the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Parent, the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Parent, the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents and (iii) those consents, approvals or filings that are customarily obtained after the closing of an acquisition of Oil & Gas Properties, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent, the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent, the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Parent, the Borrower or such Subsidiary, (d) will not result in the creation or imposition of any Lien on any Property of the Parent, the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).
     Section 7.04 Financial Condition; No Material Adverse Change.
          (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (1) as of and for the fiscal year ended December 31, 2008, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (2) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2009, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.
          (b) Since December 31, 2008, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Parent, the Borrower and the Subsidiaries has been conducted only in the ordinary course, in all material respects, consistent with past business practices.
          (c) Neither the Parent, the Borrower nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are, in the aggregate, material to the balance sheet and statements of income, stockholders equity and cash flows of the Parent, the Borrower and the Subsidiaries on a consolidated basis and are not reflected on such balance sheets and statements of income, stockholders equity and cash flows or otherwise permitted under Section 9.02.
     Section 7.05 Litigation.
          (a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent, the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.
          (b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
     Section 7.06 Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Parent or the Borrower:
          (a) the Borrower and the Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
          (b) the Borrower and the Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or the Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
          (c) there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or threatened against the Borrower or the Subsidiaries or any of their respective Properties or as a result of any operations at the Properties;
          (d) none of the Properties contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; or (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
          (e) there has been no Release or threatened Release, of Hazardous Materials at, on, under or from any of Borrower’s or the Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;
          (f) neither the Borrower nor the Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or the Subsidiaries’ Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice.

          (g) there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or the Subsidiaries’ Properties that would reasonably be expected to form the basis for a claim for damages or compensation and there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and
          (h) the Borrower and the Subsidiaries have provided to Lenders complete and correct copies of all environmental site assessment reports, investigations, studies, analyses, and correspondence on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) that are in any of the Borrower’s or the Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.
     Section 7.07 Compliance with the Laws and Agreements; No Defaults.
          (a) Each of the Parent, the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (b) None of the Parent, the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Parent, the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.
          (c) No Default has occurred and is continuing.
     Section 7.08 Investment Company Act. None of the Parent, the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
     Section 7.09 Taxes. Each of the Parent, the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent, the Borrower and the Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Parent and the Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

     Section 7.10 ERISA.
          (a) The Parent, the Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
          (b) Each Plan is, and has been, maintained in substantial compliance with its terms , ERISA and, where applicable, the Code.
          (c) No act, omission or transaction has occurred which could result in imposition on the Parent, the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA with civil penalty or tax could reasonably be expected to result in a Material Adverse Effect.
          (d) Full payment when due has been made of all amounts which the Parent, the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof.
          (e) None of the Parent, the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent, the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
          (f) None of the Parent, the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
     Section 7.11 Disclosure; No Material Misstatements. The Parent and the Borrower have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which they or any of the Subsidiaries is subject, and except for matters that could reasonably be expected to be known already by the Lenders, all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other written information furnished by or on behalf of the Parent, the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact peculiar to the Parent, the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Parent, the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent , the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
     Section 7.12 Insurance. The Borrower has, and has caused all of the Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and the Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.
     Section 7.13 Restriction on Liens. None of the Parent, the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement (other than Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.
     Section 7.14 Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries. Each Subsidiary identified in Schedule 7.14 is a Wholly-Owned Subsidiary.
     Section 7.15 Location of Business and Offices. The Borrower’s jurisdiction of organization is the State of Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Oasis Petroleum North America LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 4354265 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). The Parent’s jurisdiction of organization is the State of Delaware; the name of the Parent as listed in the public records of its jurisdiction of organization is Oasis Petroleum LLC, and the organizational identification number of the Parent in its jurisdiction of organization is 4307625 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The Parent’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(m)).
     Section 7.16 Properties; Titles, Etc.
          (a) Except as set forth in Schedule 7.16, of the Borrower and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, other than reductions in such interests resulting from any actions permitted under Section 9.12 or from the election of the Borrower to not participate in any operation in respect of an Oil and Gas Property, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property, other than excesses (i) relating to customary provisions of operating agreements requiring parties thereto to pay to the operator the share of costs of a defaulting party or (ii) resulting from the acquisition of the interest of any non-participating parties pursuant to customary provisions of joint operating agreements.
          (b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
          (c) The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.
          (d) All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.
          (e) The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and the Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.
     Section 7.17 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and the Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and the Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
     Section 7.18 Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of the Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 75,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.
     Section 7.19 Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or the Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Borrower’s or the Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.
     Section 7.20 Swap Agreements. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
     Section 7.21 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations and to provide funding for general corporate purposes. The Parent, the Borrower and the Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.
     Section 7.22 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
ARTICLE VIII
Affirmative Covenants
     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Parent and the Borrower covenants and agrees with the Lenders that:

     Section 8.01 Financial Statements; Other Information. The Parent and/or the Borrower will furnish to the Administrative Agent and each Lender:
          (a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Parent, (i) its audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent, the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
          (b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent, the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
          (c) Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.13(b) and Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
          (d) Certificate of Financial Officer — Consolidating Information. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Subsidiaries of the Parent, excluding the Borrower, and the eliminating entries, in such form as would be presentable to the auditors of the Parent.
          (e) Certificate of Financial Officer — Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such quarter, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.
          (f) Certificate of Insurer — Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
          (g) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Parent, the Borrower or any Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Parent, the Borrower or any such Subsidiary, and a copy of any response by the Parent, the Borrower or any such Subsidiary, or the board of directors or other appropriate governing body of the Parent, the Borrower or any such Subsidiary, to such letter or report.
          (h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent, the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.
          (i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
          (j) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of all Persons purchasing Hydrocarbons from the Borrower or any Subsidiary in respect of the Oil and Gas Properties expected to account for 80% of the revenues for the sale of Hydrocarbons produced from the Oil and Gas Properties in the three month period immediately preceding the effective date of the most recent Reserve Report.
          (k) Notice of Sales of Oil and Gas Properties. Prior to entering into any legally binding agreement to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties (as defined in subsections (a), (b), (c), (d) and (e) of the definition thereof (other than, with respect to clause (e), oil that would not otherwise be included but for the fact that it has been stored in tanks in the ordinary course of business for a short period of time pending collection and sale) or any Equity Interests in any Subsidiary in accordance with Section 9.12, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent or any Lender.

          (l) Notice of Casualty Events. Prompt written notice, and in any event within three Business Days of the Parent’s or the Borrowers’ knowledge thereof, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.
          (m) Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event at least twenty (20) days prior thereto) any change (i) in the Borrower or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number.
          (n) Production Report and Lease Operating Statements. Within 60 days after the end of each of the first three fiscal quarters for each calendar month during the then current fiscal year to date, and within 90 days after the end of the fiscal year, a report setting forth the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties.
          (o) Notice of Certain Changes. Promptly, but in no event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws or any other organic document of the Parent, the Borrower or any Subsidiary.
          (p) Notice of Swap Agreement Modifications. Prompt written notice of any amendment to or other modification of any Swap Agreement or the terms thereof since the delivery of the last certificate pursuant to Section 8.01(e) (including a summary of the terms of such amendment or modification and the net mark-to-market value therefor).
          (q) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary (including, without limitation, any Plan and any reports or other information required to be filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.
     Section 8.02 Notices of Material Events. The Parent and/or the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:
          (a) the occurrence of any Default;
          (b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent, the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case could reasonably be expected to result in liability in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles; and
          (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
     Section 8.03 Existence; Conduct of Business .. The Parent and the Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
     Section 8.04 Payment of Obligations. The Parent and the Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Parent, the Borrower and each Subsidiary before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Parent, the Borrower or any Subsidiary.
     Section 8.05 Performance of Obligations under Loan Documents. The Parent and the Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Parent and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.
     Section 8.06 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:
          (a) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
          (b) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.
          (c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          (e) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.
          (f) to the extent the Borrower is not the operator of any Property, the Borrower shall use commercially reasonable efforts to cause the operator to comply with this Section 8.06.
     Section 8.07 Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.
     Section 8.08 Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent and the Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
     Section 8.09 Compliance with Laws. The Parent and the Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
     Section 8.10 Environmental Matters.
          (a) The Parent and the Borrower shall at their sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or the Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws and industry practice because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or the Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such policies of environmental audit and compliance as may be necessary to determine and assure that the Borrower’s and the Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.
          (b) The Parent and the Borrower will promptly, but in no event later than five days after the Borrower’s knowledge of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or the Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.
          (c) The Parent and the Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon reasonable request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.
     Section 8.11 Further Assurances.
          (a) The Parent and the Borrower at their sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent, the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.
          (b) The Parent and the Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.
     Section 8.12 Reserve Reports.
          (a) On or before March 1st and September 1st of each year, commencing September 1, 2010, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding January 1 and July 1. The Reserve Report as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that neither the Parent, the Borrower, the Subsidiaries nor such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

          (b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that neither the Parent, the Borrower, the Subsidiaries nor such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
          (c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that neither the Parent, the Borrower, the Subsidiaries nor such Responsible Officer warrants that such opinions, estimates and projections will ultimately prove to have been accurate, (ii) the Borrower or the Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties (as defined in subsections (a), (b), (c), (d) and (e) of the definition thereof) have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties (as defined in subsections (a), (b), (c), (d) and (e) of the definition thereof) sold and in such detail as reasonably required by the Administrative Agent; provided that, this clause (iv) shall not apply to the sale of oil that would not otherwise be included in such certificate but for the fact that it has been stored in tanks in the ordinary course of business for a short period of time pending collection and sale, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total proved value of such Mortgaged Properties represent in compliance with Section 8.14(a).

     Section 8.13 Title Information.
          (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 80% of the total value of the Oil and Gas Properties evaluated by such Reserve Report.
          (b) If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.
          (c) If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide reasonably acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base and Conforming Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide reasonably acceptable title information on 80% of the value of the Oil and Gas Properties. This new Borrowing Base and Conforming Borrowing Base shall become effective immediately after receipt of such notice.
     Section 8.14 Additional Collateral; Additional Guarantors.
          (a) In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then the Borrower shall, and shall cause the Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).
          (b) The Parent and the Borrower shall promptly cause each Domestic Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Domestic Subsidiary to (A) execute and deliver a supplement to the Guaranty Agreement executed by such Subsidiary, (B) pledge all of the Equity Interests of such new Subsidiary (including, without limitation, delivery (if applicable) of original certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
          (c) If any Event of Default shall occur and be continuing, then the Parent and the Borrower shall, and shall cause each Subsidiary to, within ten (10) Business Days after notice by Administrative Agent, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (provided Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on all of their Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent substantially all of the Oil and Gas Properties of the Borrower and the Subsidiaries. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficiently executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.
     Section 8.15 ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (a) promptly after the filing thereof with the United Stated Secretary of Labor or the Internal Revenue Service, copies of each annual and other report with respect to each Plan or any trust created therunder, and (b) immediately upon becoming aware of the occurrence of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is

taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service or the Department of Labor with respect thereto.
     Section 8.16 [Reserved].
     Section 8.17 Marketing Activities. The Parent and the Borrower will not, and will not permit any Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and the Subsidiaries that the Borrower or one of the Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
ARTICLE IX
Negative Covenants
     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Parent and the Borrower covenants and agrees with the Lenders that:
     Section 9.01 Financial Covenants.
          (a) Ratio of Total Debt to EBITDAX. The Parent and the Borrower will not, at any time, permit the ratio of Total Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0.
          (b) Current Ratio. The Parent and the Borrower will not permit, as of the last day of any fiscal quarter, the ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under this Agreement) to be less than 1.0 to 1.0.
     Section 9.02 Debt. None of the Parent, the Borrower or any of their Subsidiaries will incur, create, assume or suffer to exist any Debt, except:
          (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents.

          (b) Debt of the Borrower and the Subsidiaries existing on the date hereof that is reflected in the Financial Statements.
          (c) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.
          (d) Debt under Capital Leases not to exceed $2,500,000.
          (e) Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties.
          (f) intercompany Debt between the Parent, the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that (1) such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Parent, the Borrower or one of its Wholly-Owned Subsidiaries, (2) any such Debt owed by Parent, the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement and (3) any such Debt shall not have any scheduled amortization prior to September 30, 2014.
          (g) endorsements of negotiable instruments for collection in the ordinary course of business.
          (h) other Debt not to exceed $2,500,000 in the aggregate at any one time outstanding.
     Section 9.03 Liens. None of the Parent, the Borrower or any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
          (a) Liens securing the payment of any Indebtedness.
          (b) Excepted Liens.
          (c) Liens securing Capital Leases permitted by Section 9.02(d) but only on the Property under lease.
          (d) Liens securing intercompany Debt under Section 9.02(f), provided that such Liens are subordinated on terms satisfactory to the Administrative Agent and the Required Lenders.
          (e) Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $2,500,000 at any time.

     Section 9.04 Dividends, Distributions and Redemptions .. The Parent and the Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital or make any distribution of its Property to its Equity Interest holders, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (d) the Borrower may make payments to former employees in connection with the termination of such former employee’s employment in an aggregate amount not to exceed $250,000 in any calendar year for the purpose of repurchasing Equity Interests in any member of the Parent issued to such former employee pursuant to stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, and (e) tax distributions to its members in an amount equal to the highest marginal rate applicable to aggregate federal and state income tax liability of such members, as calculated in accordance with the terms thereof, attributable to the Consolidated Net Income.
     Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
          (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05.
          (b) accounts receivable arising in the ordinary course of business.
          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.
          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s.
          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.
          (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).
          (g) Investments (i) made by the Borrower in or to the Guarantors, (ii) made by any Subsidiary in or to the Borrower or any Guarantor that is a Subsidiary, and (iii) made by the Borrower or any Subsidiary in or to Subsidiaries that are not Guarantors, provided that the aggregate of all Investments made by the Borrower and the Guarantors in or to all Subsidiaries that are not Guarantors shall not exceed $2,500,000 at any time.
          (h) subject to the limits in Section 9.06, Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $2,500,000.
          (i) subject to the limits in Section 9.06, Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, participation agreements, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.
          (j) loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any Subsidiary, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $500,000 in the aggregate at any time.
          (k) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $1,000,000.
          (l) other Investments not to exceed $2,500,000 in the aggregate at any time.
     Section 9.06 Nature of Business; International Operations. The Parent and the Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Borrower and the Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States.
     Section 9.07 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
     Section 9.08 Limitation on Leases. The Parent and the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases, leases of corporate and field office space utilized by the Borrower and its Subsidiaries in the ordinary course of business and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $2,000,000 in any period of twelve consecutive calendar months during the life of such leases.
     Section 9.09 ERISA Compliance. The Parent and the Borrower will not, and will not permit any Subsidiary to, at any time:
          (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a material tax imposed by Chapter 43 of Subtitle D of the Code.
          (b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all material amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.
          (c) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan.
          (d) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, (i) any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability or (ii) any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
     Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Parent and the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
     Section 9.11 Mergers, Etc. The Parent and the Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary and that the Parent and/or Borrower may merge with any Wholly-Owned Subsidiary so long as the Parent and/or Borrower is the survivor.
     Section 9.12 Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts in the ordinary course of business of undeveloped acreage or undrilled depths and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; (d) the sale or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (i) 100% of the consideration received in respect of such sale or other disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale or other disposition (as reasonably determined by the board of manager of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), (iii) if such sale or other disposition of Oil and Gas Property or Subsidiary owning Oil and Gas Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of five percent (5%) of the then effective Conforming Borrowing Base, individually or in the aggregate, the Borrowing Base and Conforming Borrowing Base shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Reserve Report and (iv) if any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and (e) sales and other dispositions of Properties not regulated by Section 9.12(a) to (d) having a fair market value not to exceed $1,000,000 during any 12-month period.
     Section 9.13 Environmental Matters. The Parent and Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.
     Section 9.14 Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate

(other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
     Section 9.15 Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) and Section 8.14(c). The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d). Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries.
     Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (i) this Agreement, the Security Instruments or Capital Leases creating Liens permitted by Section 9.03(c) and (d), (ii) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (iii) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or Property of such Subsidiary (or the Property that is subject to such restriction) pending the closing of such sale or disposition, or (iv) customary provisions with respect to the distribution of Property in joint venture agreements) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith.
     Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. The Parent and the Borrower will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed 75,000 Mcf of gas (on an Mcf equivalent basis) in the aggregate.
     Section 9.18 Swap Agreements.
          (a) The Parent and the Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than (i) Swap Agreements in respect of commodities (A) with an Approved Counterparty and (B) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (I) from such execution date continuing through and including last day of the immediately succeeding calendar year (the “First Measurement Period”), 100% of Current Production for each month during such period , and (II) following the end of the First Measurement Period, 80% of Current Production for each month during such period, provided, that the Borrower may purchase puts and floors the notional volumes for which exceed the foregoing percentage limitation (but which do not exceed 100% of the reasonably anticipated projected production from proved developed producing Oil and Gas

Properties) and (ii) Swap Agreements in respect of interest rates with an Approved Counterparty which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 80% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures and in no event shall any Swap Agreements have a term beyond 48 months from the date of execution thereof.
          (b) The Parent and the Borrower will not, and will not permit any Subsidiary to, amend, restructure, terminate or create any off-setting positions in respect of any hedge position (whether evidenced by a floor, put or Swap Agreement), without the prior written consent of the Majority Lenders.
     Section 9.19 Covenants of Parent. The Parent covenants and agrees with the Administrative Agent and the Lenders that the Parent shall not own or lease any Oil and Gas Properties that are included in the Borrowing Base nor be the operator under any operating agreement governing operations thereon.
ARTICLE X
Events of Default; Remedies
     Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:
          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.
          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days.
          (c) any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.
          (d) the Parent, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(i), Section 8.01(m), Section 8.02, Section 8.03, Section 8.14 or in ARTICLE IX.

          (e) the Parent, the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.
          (f) the Borrower or any Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues beyond any applicable grace period.
          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent, the Borrower or any Subsidiary to make an offer in respect thereof and such event or condition continues beyond any applicable grace period.
          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall be entered.
          (i) the Parent, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any member/s of the Parent (that owns greater than 10% of its membership interests) or the Borrower shall make any request or take any action for the purpose of calling a meeting of the members of the Parent or the Borrower to consider a resolution to dissolve and wind up the Parent’s or the Borrower’s affairs.
          (j) the Parent, the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

          (k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Parent, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent, the Borrower or any Subsidiary to enforce any such judgment.
          (l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof or as otherwise acceptable to the Administrative Agent in its sole discretion, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Parent, the Borrower or any Subsidiary or any of their Affiliates shall so state in writing.
          (m) a Change in Control shall occur.
     Section 10.02 Remedies.
          (a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

          (b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
          (c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:
               (i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
               (ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;
               (iii) third, pro rata to payment of accrued interest on the Loans;
               (iv) fourth, pro rata to payment of principal outstanding on the Loans and Indebtedness referred to in Clause (b) of the definition of Indebtedness owing to a Lender or an Affiliate of a Lender;
               (v) fifth, pro rata to any other Indebtedness and to cash collateral to be held by the Administrative Agent to secure the LC Exposure; and
               (vi) sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
ARTICLE XI
The Agents
     Section 11.01 Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
     Section 11.02 Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in ARTICLE VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent, the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Parent, the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in ARTICLE VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
     Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan

Documents or applicable law. No Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise no Agent shall be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
     Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Parent, the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
     Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this ARTICLE XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
     Section 11.06 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this ARTICLE XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
     Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent, the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
     Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
     Section 11.09 Administrative Agent May File Proofs of Claim.
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     Section 11.10 Authority of Administrative Agent to Release Collateral and Liens. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.
     Section 11.11 The Arranger. The Arranger shall have no duties, responsibilities or liabilities under this Agreement.
ARTICLE XII
Miscellaneous
     Section 12.01 Notices.
          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
               (i) if to the Borrower or the Parent, to it at 1001 Fannin, Suite 202, Houston, Texas 77002, Attention of Michael Lou (Telecopy No. (713) 574-1759);
               (ii) if to the Administrative Agent, to it at 1200 Smith Street, Houston, Texas, Attention of Brian Malone (Telecopy No. (713) 659-6915), with a copy to BNP Paribas

RCC, Inc. 525 Washington Boulevard, Suite #188, Jersey City, New Jersey 07310, Attention of Agency and Loan Services Dept. (Telecopy No. (201) 850-4020);
               (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to ARTICLE II, ARTICLE III, ARTICLE IV and ARTICLE V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
     Section 12.02 Waivers; Amendments.
          (a) No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base and/or Conforming Borrowing Base without the written consent of each Lenders, decrease or maintain the Borrowing Base and/or Conforming Borrowing Base without the consent of the Majority Lenders, or modify

Section 2.07 in any manner without the consent of each Lender, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary”, or “Subsidiary”, without the written consent of each Lender, (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release any of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a), without the written consent of each Lender, or (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, other such Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.
     Section 12.03 Expenses, Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGER, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY (OTHER THAN EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH, WHICH EXPENSES SHALL ONLY BE PAID BY THE BORROWER TO THE EXTENT PROVIDED IN SECTION 12.03(A)), (ii) THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (iii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iv) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (v) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (vi) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vii) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (viii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (ix) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF

THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (x) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (xi) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xii) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xiii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xiv) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, INCLUDING ITS OWN ORDINARY NEGLIGENCE, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE; PROVIDED THAT THE BORROWER SHALL NOT INDEMNIFY ANY INDEMNITEE FOR (I) ANY FINANCIAL LIABILITIES OF A LENDER TO THE PARENT, THE BORROWER OR ANY SUBSIDIARY PURSUANT TO AND IN ACCORDANCE WITH THE TERMS OF A SWAP AGREEMENT, (II) CLAIMS AMONG LENDERS OR BETWEEN LENDERS AND THEIR RELATED PARTIES TO THE EXTENT NOT RELATED TO A BREACH OF AN OBLIGATION OF THE PARENT, THE BORROWER OR ANY SUBSIDIARY AND (III) LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES THAT ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO BE A DIRECT RESULT OF A BREACH OF THIS AGREEMENT BY SUCH INDEMNITEE.
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Arranger or the Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, the Arranger or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Arranger or the Issuing Bank in its capacity as such.
          (d) To the extent permitted by applicable law, the Parent and the Borrower shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand therefor.
     Section 12.04 Successors and Assigns.
          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
                    (A) the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, or, if an Event of Default has occurred and is continuing; and
                    (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender immediately prior to giving effect to such assignment.
               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
                    (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
                    (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
                    (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
               (iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
          (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.
          (ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
     Section 12.05 Survival; Revival; Reinstatement.
          (a) All covenants, agreements, representations and warranties made by Parent and the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and ARTICLE XI shall survive and remain in full force and effect for a period of 180 days following the Maturity Date, regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
          (b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Parent and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
     Section 12.06 Counterparts; Integration; Effectiveness.
          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
          (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          (c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent, the Borrower or any Subsidiary against any of and all the obligations of the Parent, the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
     Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF

NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
          (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
          (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
     Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Parent or the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Parent, the Borrower or any Subsidiary relating to the Parent, the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent, the Borrower or a Subsidiary; provided that, in the case of information received from the Parent, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.
     Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     Section 12.14 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the

Indebtedness shall also extend to and be available to those Lenders or their Affiliates which are counterparties to any Swap Agreement with the Parent, the Borrower or any Subsidiary on a pro rata basis in respect of any obligations of the Parent, the Borrower or any Subsidiary which arise under any such Swap Agreement while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender, including any Swap Agreements between such Persons in existence prior to the date hereof; provided that if a Person or its Affiliate ceases to be a Lender solely because the Revolving Credit Exposures have been paid in full and the Commitments terminated, then the Liens securing such Swap Agreements shall continue in favor of such Person until those obligations are paid in full in cash or otherwise expire or are terminated. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.
     Section 12.15 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.
     Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Parent and the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Parent and the Borrower, which information includes the name and address of the Parent and the Borrower and other information that will allow such Lender to identify the Parent and the Borrower in accordance with the Act.
[Remainder of page intentionally left blank; signature pages follow]

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:	OASIS PETROLEUM NORTH AMERICA LLC

	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President and Chief Executive Officer

PARENT:	OASIS PETROLEUM LLC

	By:	/s/ Thomas B. Nusz
Thomas B. Nusz
President and Chief Executive Officer
Signature Page
Amended and Restated Credit Agreement

1

ADMINISTRATIVE AGENT:	BNP PARIBAS,
as Administrative Agent and as a Lender

	By:	/s/ Edward Pak
	Name:	Edward Pak
	Title:	Vice President

	By:	/s/ Juan Carlos Sandoval
	Name:	Juan Carlos Sandoval
	Title:	Vice President
Signature Page
Amended and Restated Credit Agreement

2

LENDERS:	JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Vice President
Signature Page
Amended and Restated Credit Agreement

3

UBS LOAN FINANCE LLC,
as a Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director
Signature Page
Amended and Restated Credit Agreement

4

WELLS FARGO BANK, NA.,
as a Lender

By:	/s/ Doug McDowell
Name:	Doug McDowell
Title:	Vice President, Senior Portfolio Manager
Signature Page
Amended and Restated Credit Agreement

5

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS
Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	29.4118%	$73,529,411.77
JPMorgan Chase Bank, N.A.	23.5294%	$58,823,529.41
UBS Loan Finance LLC	23.5294%	$58,823,529.41
Wells Fargo Bank, N.A.	23.5294%	$58,823,529.41
TOTAL	100.0000%	$250,000,000.00
Annex I — 1
Amended and Restated Credit Agreement

EXHIBIT A
FORM OF NOTE

$[ ],000,000.00	[ ], 201_
     FOR VALUE RECEIVED, Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”) hereby promises to pay to the order of [     ] (the “Lender”), at the principal office of BNP Paribas, as administrative agent (the “Administrative Agent”), the principal sum of [     ] Dollars ($[     ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
     The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.
     This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of February 26, 2010 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
     This Note is issued pursuant to, and is subject to the terms and conditions set forth in, the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Exhibit A -1
Amended and Restated Credit Agreement

OASIS PETROLEUM NORTH AMERICA LLC

By:
Name:
Title:
Exhibit A -2
Amended and Restated Credit Agreement

EXHIBIT B
FORM OF BORROWING REQUEST
[                    ], 201[ ]
     Oasis Petroleum, LLC, a Delaware limited liability company (the “Parent”) and Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.03 of the Amended and Restated Credit Agreement dated as of February 26, 2010 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, BNP Paribas as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby request a Borrowing as follows:
     (i) Aggregate amount of the requested Borrowing is $[                    ];
     (ii) Date of such Borrowing is [                    ], 201[ ];
     (iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];
     (iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [                    ];
     (v) Amount of Borrowing Base and Conforming Borrowing Base in effect on the date hereof is $[                    ] and $[          ], respectively;
     (vi) Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[                    ]; and
     (vii) Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[                    ]; and
     (viii) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:
[                    ]
[                    ]
[                    ]
[                    ]
[                    ]
Exhibit B -1
Amended and Restated Credit Agreement

     The undersigned certifies that he/she is the [                    ] of the Parent and the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Parent and the Borrower. The undersigned further certifies (only in his/her capacity as an officer and not individually), represents and warrants on behalf of the Parent and the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

OASIS PETROLEUM NORTH AMERICA LLC
By:
Name:
Title:

OASIS PETROLEUM LLC
By:
Name:
Title:

Exhibit B -2
Amended and Restated Credit Agreement

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST
[                    ] [ ], 201[ ]
     Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.04 of the Amended and Restated Credit Agreement dated as of February 26, 2010 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, BNP Paribas, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:
     (i) The Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                    ];
     (ii) The effective date of the election made pursuant to this Interest Election Request is [                    ], 201[ ];[and]
     (iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]
     [(iv) [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                    ]].
     The undersigned certifies (only in his capacity as an officer and not individually) that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies (only in his/her capacity as an officer and not individually), represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

OASIS PETROLEUM NORTH AMERICA LLC
By:
Name:
Title:

Exhibit C -1
Amended and Restated Credit Agreement

EXHIBIT D
FORM OF
COMPLIANCE CERTIFICATE
     The undersigned hereby certifies (only in his/her capacity as an officer and not individually) that he/she is the [               ] of Oasis Petroleum LLC, a Delaware limited liability company (the “Parent”), and the [               ] of Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”) and that as such he/she is authorized to execute this certificate on behalf of the Parent and the Borrower, respectively. With reference to the Amended and Restated Credit Agreement dated as of February 26, 2010 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Parent, the Borrower, BNP Paribas, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):
     (a) The representations and warranties of the Parent and the Borrower contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Parent and the Borrower pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.
     (b) The Parent and the Borrower have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].
     (c) Since December 31, 2008, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Parent, the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].
     (d) There exists no Default or Event of Default [or specify Default and describe].
     (e) Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [               ].
Exhibit D – 1
Amended and Restated Credit Agreement

     EXECUTED AND DELIVERED this [               ] day of [               ].

OASIS PETROLEUM NORTH AMERICA LLC
By:
Name:
Title:

OASIS PETROLEUM LLC
By:
Name:
Title:

Exhibit D – 2
Amended and Restated Credit Agreement

EXHIBIT E-1
SECURITY INSTRUMENTS
1)	Amended and Restated Guaranty and Pledge Agreement dated as of February 26, 2010 by the Borrower, and the Parent, as the Guarantor, in favor of the Administrative Agent and the Lenders.

2)	Financing Statements in respect of item 1.

3)	Amended and Restated Mortgage-Collateral Real Estate Mortgage, Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement and Financing Statement from the Borrower to Brian Malone, as Trustee, for the benefit of the Administrative Agent and Others, dated February 26, 2010 (Montana, North Dakota and South Dakota).

4)	Financing Statement in respect of item 4.
Exhibit E-1 – 1
Amended and Restated Credit Agreement

EXHIBIT E-2
FORM OF AMENDED AND RESTATED
GUARANTY AND PLEDGE AGREEMENT
Dated as of
February 26, 2010
made by
Oasis Petroleum North America LLC
and
each of the other Obligors (as defined herein)
in favor of
BNP Paribas,
as Administrative Agent
Exhibit E-2 – 1
Amended and Restated Credit Agreement

- i -

ANNEXES:

I	Form of Assumption Agreement
II	Form of Supplement
EXHIBITS:
Exhibit A Form of Acknowledgment and Consent
SCHEDULES:

1 2 3 4	Notice Addresses of Obligor Description of Pledged Securities Filings and Other Actions Required to Perfect Security Interests Location of Jurisdiction of Organization and Chief Executive Office

- ii -

     This AMENDED AND RESTATED GUARANTY AND PLEDGE AGREEMENT, dated as of February 26, 2010, is made by Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”), and each of the signatories hereto (the Borrower and each of the signatories hereto, together with any other Subsidiary or Affiliate of the Borrower that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for the banks and other financial institutions (the “Lenders”) from time to time parties to the Amended and Restated Credit Agreement, dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders, the Administrative Agent, and the other Agents party thereto.
R E C I T A L S
     A. The Borrower, Administrative Agent and certain lenders thereto (the “Original Lenders”) entered into that certain Credit Agreement dated as of June 22, 2007 (the “Original Credit Agreement”).
     B. The Borrower and the other obligors entered into that certain Guaranty and Pledge Agreement, dated as of June 22, 2007, to guarantee the obligations under the Original Credit Agreement and to grant a security interest to the Administrative Agent in the Collateral (defined therein), for the benefit of the Original Lenders (the “Original Guaranty and Pledge Agreement”).
     C. On even date herewith, the Borrower, the Lenders and the Administrative Agent are amending and restating the Original Credit Agreement by executing the Credit Agreement, pursuant to which, upon the terms and conditions stated therein, the Lenders have agreed to make further loans and other extensions of credit to the Borrower.
     D. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the parties hereto amend and restate the Original Guaranty and Pledge Agreement on the terms and conditions stated herein.
     E. NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Obligor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
ARTICLE I
Definitions
     Section 1.01 Definitions.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

          (b) The following terms have the following meanings:
     “Agreement” means this Amended and Restated Guaranty and Pledge Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Assumption Agreement” means an Assumption Agreement substantially in the form attached hereto as Annex I.
     “Bankruptcy Code” means Title 11, United States Code, as amended from time to time.
     “Borrower Obligations” means the collective reference to the payment and performance of all Indebtedness and all obligations of the Borrower, the Parent, any future parent entity of the Parent formed in contemplation of the Initial Public Offering, and the Subsidiaries under the Guaranteed Documents, including, without limitation, the unpaid principal of and interest on the Loans and the LC Exposure and all other obligations and liabilities of the Borrower and the Subsidiaries (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and LC Exposure and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Guaranteed Creditors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Guaranteed Documents, whether on account of principal, interest, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Borrower pursuant to the terms of any Guaranteed Documents).
     “Collateral” has the meaning assigned such term in Section 3.01.
     “Guaranteed Creditors” means the collective reference to the Administrative Agent, the Lenders and the Affiliates of Lenders that are parties to Guaranteed Swap Agreements.
     “Guaranteed Documents” means the collective reference to the Credit Agreement, the other Loan Documents, each Guaranteed Swap Agreement and any other document made, delivered or given in connection with any of the foregoing.
     “Guaranteed Swap Agreement” means any Swap Agreement between the Borrower or any Guarantor and any Lender or any Affiliate of any Lender, but excluding any additional transactions or confirmations entered into after such Lender or Affiliate of a Lender ceases to be a Lender or Affiliate of a Lender.
     “Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of such Guarantor which may arise under or in connection with any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, guarantee obligations, reimbursement obligations, payments in respect of an early termination date, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Guaranteed Creditor as provided under any Guaranteed Document).

     “Guarantors” means the collective reference to each Obligor other than the Borrower.
     “Issuers” means the collective reference to each issuer of a Pledged Security.
     “LLC” means, with respect to each Pledgor, each limited liability company described or referred to in Schedule 2 in which such Pledgor has an interest.
     “LLC Agreement” means, with respect to each Pledgor, each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
     “Obligations” means: (a) in the case of the Borrower, the Borrower Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.
     “Obligor Claims” has the meaning assigned to such term in Section 8.01.
     “Partnership” means, with respect to each Pledgor, each partnership described or referred to in Schedule 2 in which such Pledgor has an interest.
     “Partnership Agreement” means, with respect to each Pledgor, each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
     “Pledged LLC Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a member of each LLC and all right, title and interest of any Pledgor in, to and under each LLC Agreement.
     “Pledged Partnership Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a limited or general partner in all Partnerships and all right, title and interest of any Pledgor in, to and under the Partnership Agreements.
     “Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement), including, but not limited to, all Pledged LLC Interests and Pledged Partnership Interests related thereto; and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition.
     “Pledgor” means any Obligor that now or hereafter pledges Pledged Securities hereunder.
     “Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Supplement” means a Supplement substantially in the form attached hereto as Annex II.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.
     Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.
     Section 1.03 Rules of Interpretation. Section 1.04 and Section 1.05 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.
ARTICLE II
Guarantee
     Section 2.01 Guarantee.
          (a) Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ARTICLE II or affecting the rights and remedies of any Guaranteed Creditor hereunder.

          (d) Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this ARTICLE II shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated, notwithstanding that from time to time during the term of the Credit Agreement, no Borrower Obligations may be outstanding.
          (e) No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated.
     Section 2.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.
     Section 2.03 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors on account of the Borrower Obligations are irrevocably and indefeasibly paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been irrevocably and indefeasibly paid in full in cash, any Letter of Credit shall be outstanding or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.

     Section 2.04 Guaranty Amendments, Etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time, except that any Guaranteed Document to which a Guarantor is a party may not be so amended, modified, supplemented or terminated except in accordance with its terms; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or indorsers of the Borrower Obligations may from time to time be obligated on the Borrower’s Obligations or any additional security or collateral for the payment and performance of the Borrower Obligations may from time to time secure the Borrower Obligations; or (f) any other event shall occur which constitutes a defense or release of sureties generally, other than irrevocable and indefeasible payment in full of the Borrower Obligations. No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this ARTICLE II or any Property subject thereto.
     Section 2.05 Waivers. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this ARTICLE II or acceptance of the guarantee contained in this ARTICLE II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE II. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.
     Section 2.06 Guaranty Absolute and Unconditional.
          (a) Each Guarantor understands and agrees that the guarantee contained in this ARTICLE II is, and shall be construed as, a continuing, completed, absolute and unconditional guarantee of payment, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of any of the following:
               (i) the invalidity or unenforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor;
               (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor;
               (iii) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest therein) in or as a result of such proceeding;
               (iv) any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or the Guarantor;
               (v) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor or in the relationship between the Borrower and any Obligor;
               (vi) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations;
               (vii) the absence of any attempt to collect the Obligations or any part of them from any Obligor;
               (viii) (A) any Guaranteed Creditor’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or

               (ix) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this ARTICLE II, in bankruptcy or in any other instance.
          (b) When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
     Section 2.07 Reinstatement. The guarantee contained in this ARTICLE II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.
     Section 2.08 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim, in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 12.01 of the Credit Agreement.
ARTICLE III
Grant of Security Interest
     Section 3.01 Grant of Security Interest. Each Pledgor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a security interest in all of the following Property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations:
     (1) all Pledged Securities;

     (2) all books and records pertaining to the Collateral; and
     (3) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
     Section 3.02 Transfer of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, at the Administrative Agent’s reasonable discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities, subject only to the revocable rights specified in Section 6.02. In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.
ARTICLE IV
Representations and Warranties
     To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Lenders (and their Affiliates) to enter into Swap Agreements with the Borrower and its Subsidiaries, each Obligor hereby represents and warrants to the Administrative Agent and each Lender that:
     Section 4.01 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.
     Section 4.02 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens (other than those Liens as described in subsections (a), (b) and (h) of the definition of Excepted Liens) and has rights in or the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien (other than those Liens as described in subsections (a), (b) and (h) of the definition of Excepted Liens). No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Instruments.
     Section 4.03 Perfected First Priority. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for such Pledgor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens (other than those Liens as described in subsections (a), (b) and (h) of the definition of Excepted Liens) on the Collateral in existence on the date hereof.
     Section 4.04 Obligor Information. On the date hereof, the correct legal name of such Obligor, all names and trade names that such Obligor has used in the last five years, such Obligor’s jurisdiction of organization and each jurisdiction of organization of such Obligor over the last five years, organizational number, taxpayor identification number, and the location(s) of such Obligor’s chief executive office or sole place of business over the last five years are specified on Schedule 4.
     Section 4.05 Pledged Securities.
          (a) The Pledged Securities required to be pledged hereunder and under the Credit Agreement by such Pledgor are listed in Schedule 2. The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer owned by such Pledgor. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens (other than those Liens as described in subsections (a), (b) and (h) of the definition of Excepted Liens) or options in favor of, or claims of, any other Person, except the security interest created by this Agreement, and has rights in or the power to transfer the Pledged Securities in which a Lien is granted by it hereunder, free and clear of any Lien (other than those Liens as described in subsections (a), (b) and (h) of the definition of Excepted Liens).
          (b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the LLC Agreement governing any Pledged LLC Interest and the Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, in respect of any Partnership or LLC Controlled by a Guarantor, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member or partner, as the case may be.
     Section 4.06 Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor, and the Borrower and the other Guarantors are engaged in related businesses. Each Guarantor is the Parent or a Subsidiary of the Borrower and its guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, such Subsidiary; and each Guarantor has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.
     Section 4.07 Solvency. Each Obligor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.02), (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitutes unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.
ARTICLE V
Covenants
     Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Borrower Obligations shall have been paid in full in cash, no Letter of Credit shall be outstanding and all of the Commitments shall have terminated:
     Section 5.01 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.
     Section 5.02 Maintenance of Perfected Security Interest; Further Documentation. Each Pledgor agrees that:
          (a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) it will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.
          (c) at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.
     Section 5.03 Changes in Locations, Name, Etc. Such Obligor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Obligor maintains any Collateral or is organized. Without limitation of Section 8.01(m) of the Credit Agreement or any other covenant herein, such Obligor will not cause or permit any change in its (a) corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its Properties, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or in the jurisdiction in which it is incorporated or formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, such Obligor shall have first (i) notified the Administrative Agent of such change at least ten (10) Business Days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement. In any notice furnished pursuant to this Section 5.03, such Obligor will expressly state in a conspicuous manner that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of the Administrative Agent’s security interest in the Collateral. At the request of the Administrative Agent, on or prior to the occurrence of such event, the Borrower will provide to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent, to the effect that such event will not impair the validity of the security interests hereunder, the perfection and priority thereof, the enforceability of the Loan Documents, and such other matters as may be reasonably requested by the Administrative Agent.
     Section 5.04 Pledged Securities.
          (a) If such Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other Property of such Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.
          (b) Without the prior written consent of the Administrative Agent, such Pledgor will not (i) unless otherwise expressly permitted hereby or under the other Loan

Documents, vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
          (c) In the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.04(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections Section 6.02(a) and Section 6.03 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(e) or Section 6.03 with respect to the Pledged Securities issued by it.
          (d) In the case of each Pledgor that is a partner in a Partnership, such Pledgor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Pledgor that is a member of an LLC, such Pledgor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.
          (e) Such Pledgor shall not agree to any amendment of a Partnership Agreement or LLC Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Pledgor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Pledgor as a security under Section 8-103 of the UCC.
          (f) Each Pledgor shall furnish to the Administrative Agent such stock powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.
          (g) The Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by any Pledgor. Each Pledgor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of Equity Interests of such Issuer without the prior written consent of the Administrative Agent.
ARTICLE VI
Remedial Provisions
     Section 6.01 Code and Other Remedies.
          (a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Guaranteed Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Guaranteed Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Guaranteed Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. If applicable to any particular item of Collateral, each Pledgor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and such Pledgor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.01, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02(c) of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the

Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Guaranteed Creditor or their respective agents. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          (b) In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.
          (c) The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.
Section 6.02 Pledged Securities.
          (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.02(c), each Pledgor shall be permitted to receive all cash dividends paid in respect of the Pledged Securities paid in the normal course of business of the relevant Issuer (other than liquidating or distributing dividends (other than tax distributions)), to the extent permitted in the Credit Agreement. Any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sum of money or property so paid or distributed in respect of any Pledged Securities shall be received by such Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent, segregated from other funds of such Pledgor, as additional security for the Obligations.
          (b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.02(c), each Pledgor shall be entitled to exercise all voting, consent and corporate, partnership or limited liability rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would impair the Collateral, be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or, without the prior consent of the Administrative Agent and the Lenders, enable or permit any issuer of Pledged Securities to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of any issuer of Pledged Securities other than as permitted by the Credit Agreement.
          (c) Upon the occurrence and during the continuance of an Event of Default, upon notice by the Administrative Agent of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Borrower Obligations in accordance with Section 10.02(c) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body), as the case may be, of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (d) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Obligations.
          (e) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.
          (f) Upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.
     Section 6.03 Private Sales of Pledged Securities.
          (a) Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, and may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (b) Each Pledgor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.03 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.03 will cause irreparable injury to the Guaranteed Creditors, that the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.03 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing under the Credit Agreement.
     Section 6.04 Waiver; Deficiency. Each Pledgor waives and agrees not to assert any rights or privileges which it may acquire under the UCC. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.
     Section 6.05 Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.
ARTICLE VII
The Administrative Agent
     Section 7.01 Administrative Agent’s Appointment as Attorney-in-Fact, Etc.
          (a) Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:
               (i) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due with respect to any other Collateral whenever payable;
               (ii) unless being disputed under Section 8.04 of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;
               (iii) execute, in connection with any sale provided for in Section 6.01 or Section 6.03, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
               (iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.
     Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.
          (b) If any Obligor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(c) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Obligor, shall be payable by such Obligor to the Administrative Agent on demand.
          (d) Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated.
     Section 7.02 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Guaranteed Creditor to exercise any such powers. The

Administrative Agent and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Guaranteed Creditor now has or may hereafter have against each Obligor, any Obligor or other Person.
     Section 7.03 Execution of Financing Statements. Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Pledgor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
     Section 7.04 Authority of Administrative Agent. Each Obligor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Obligors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VIII
Subordination of Indebtedness
     Section 8.01 Subordination of All Obligor Claims. As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or

Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Obligor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Obligor Claims.
     Section 8.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Administrative Agent on behalf of the Administrative Agent and the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Each Obligor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Guaranteed Creditors for application against the Borrower Obligations as provided under Section 10.02(c) of the Credit Agreement. Should any Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon payment in full in cash of the Borrower Obligations, the expiration of all Letters of Credit outstanding under the Credit Agreement and the termination of all of the Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Creditors to the extent that such payments to the Administrative Agent and the Guaranteed Creditors on the Obligor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Creditors had not received dividends or payments upon the Obligor Claims.
     Section 8.03 Payments Held in Trust. In the event that, notwithstanding Section 8.01 and Section 8.02, any Obligor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Administrative Agent.
     Section 8.04 Liens Subordinate. Each Obligor agrees that, until the Borrower Obligations are paid in full in cash, no Letter of Credit shall be outstanding and the termination of all of the Commitments, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Obligor, during the period in which any of the Borrower Obligations are outstanding or the Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien securing payment of the Obligor Claims held by it.

     Section 8.05 Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.
ARTICLE IX
Miscellaneous
     Section 9.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.
     Section 9.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
     Section 9.03 Payment of Expenses, Indemnities, Etc.
          (a) Each Guarantor agrees to pay or reimburse each Guaranteed Creditor and the Administrative Agent for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Guaranteed Creditor, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in collecting against such Guarantor under the guarantee contained in ARTICLE II or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Guarantor is a party.
          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement.

     Section 9.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.
     Section 9.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns; provided that except as set forth in Section 9.12 of the Credit Agreement, no Obligor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.
     Section 9.06 Survival; Revival; Reinstatement.
          (a) All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents, the Issuing Bank and the Lenders and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
          (b) To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.
     Section 9.07 Counterparts; Integration; Effectiveness.
          (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

          (b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE LETTERS OF CREDIT AND THE LETTER OF CREDIT AGREEMENTS) REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
          (c) This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.08 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 9.09 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the obligations of the Obligor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
     Section 9.10 Governing Law; Submission to Jurisdiction.
          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND

DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
          (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
          (d) EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.
     Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 9.12 Acknowledgments. Each Obligor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors.
          (d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
     Section 9.13 Additional Obligors and Pledgors. Each Domestic Subsidiary that is required to become a party to this Agreement pursuant to Section 8.14 of the Credit Agreement shall become an Obligor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement and shall thereafter have the same rights, benefits and obligations as an Obligor party hereto on the date hereof. Each Guarantor that is required to pledge Equity Interests of its Subsidiaries shall execute and deliver a Supplement, if such Equity Interests were not previously pledged.
     Section 9.14 Releases.
          (a) Release Upon Payment in Full. The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall remain in full force and effect until the Administrative Agent has (i) retransferred and delivered all Collateral in its possession to the Pledgors, and (ii) executed a written release or termination statement and reassigned to the Pledgors without recourse or warranty any remaining Collateral and all rights conveyed hereby. Upon the complete payment of the Borrower Obligations, the termination of all of the Commitments and the compliance by the Obligors with all covenants and agreements hereof, the Administrative Agent, at the expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Pledgors and declare this Agreement to be of no further force or effect.
          (b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Issuer thereof. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          (c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).
     Section 9.15 Acceptance. Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.
     Section 9.16 Original Guaranty and Pledge Agreement. The Credit Agreement and any Notes issued in connection therewith have been given in renewal, extension, rearrangement and increase, and not in extinguishment of the obligations under the Original Credit Agreement and the notes and other documents related thereto. All Liens, deeds of trust, mortgages, assignments, security interests and guarantees securing the Original Credit Agreement and the obligations relating thereto, including the Liens, assignments, security interests and guarantees of the Original Guaranty and Pledge Agreement are hereby ratified, confirmed, renewed, extended, brought forward and rearranged as security for the Borrower Obligations, as applicable, in addition to and cumulative of the Liens, assignments, security interests and guarantees of this Agreement.
[Remainder of page intentionally left blank; signature pages follow]

     IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	OASIS PETROLEUM NORTH AMERICA LLC

By:
Thomas B. Nusz
President and Chief Executive Officer

GUARANTOR:	OASIS PETROLEUM LLC

By:
Thomas B. Nusz
President and Chief Executive Officer
Signature Page
Amended and Restated Guaranty and Pledge Agreement

Acknowledged and Agreed to as
of the date hereof by:

ADMINISTRATIVE AGENT:	BNP PARIBAS

By:
Edward Pak
Vice President

By:
Juan Carlos Sandoval
Vice President
Signature Page
Amended and Restated Guaranty and Pledge Agreement

Annex I
Assumption Agreement
     ASSUMPTION AGREEMENT, dated as of [         ], 201[         ], made by [         ], a [         ] (the “Additional Obligor”), in favor of BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”) for the Guaranteed Creditors (used herein as defined in the Amended and Restated Guaranty and Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement referred to below.
W I T N E S S E T H:
     WHEREAS, Oasis Petroleum LLC, a Delaware limited liability company (the “Parent”), Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”), the Administrative Agent, and certain financial institutions as agents and lenders have entered into that certain Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Parent, the Borrower and certain of their Affiliates (other than the Additional Obligor) have entered into an Amended and Restated Guaranty and Pledge Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;
     WHEREAS, the Credit Agreement requires the Additional Obligor to become a party to the Guaranty and Pledge Agreement; and
     WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Pledge Agreement;
     NOW, THEREFORE, IT IS AGREED:
     1. Guaranty and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 9.13 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of an Obligor thereunder and expressly grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Obligor to secure all of such Additional Obligor’s obligations and liabilities thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 4 to the Guaranty and Pledge Agreement. The Additional Obligor hereby represents and warrants that each of the representations and warranties contained in ARTICLE

Annex I - 1

IV of the Guaranty and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
     2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL OBLIGOR]

By:

Name:
Title:

Annex I - 2

Annex II
Supplement
     SUPPLEMENT, dated as of [         ], 201[         ], made by [         ], a [         ] (the “Additional Pledgor”), in favor of BNP PARIBAS, as administrative agent (in such capacity, the “Administrative Agent”) for the Guaranteed Creditors (used herein as defined in the Amended and Restated Guaranty and Pledge Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H:
     WHEREAS, Oasis Petroleum LLC, a Delaware limited liability company (the “Parent”), Oasis Petroleum North America LLC, a Delaware limited liability company (the “Borrower”), the Administrative Agent, and certain financial institutions as agents and lenders have entered into that certain Amended and Restated Credit Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Parent, the Borrower and certain of their Affiliates (other than the Additional Pledgor) have entered into an Amended and Restated Guaranty and Pledge Agreement, dated as of February 26, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;
     WHEREAS, the Credit Agreement requires the Additional Pledgor to pledge the Equity Interests described hereto on Schedule 2-S; and
     WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;
     NOW, THEREFORE, IT IS AGREED:
     1. Guaranty and Pledge Agreement. By executing and delivering this Supplement, the Additional Pledgor, as provided in Section 9.13 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as an Obligor thereunder with the same force and effect as if originally named as an Obligor therein, and without limiting the generality of the foregoing, hereby pledges and grants a security interest in (a) the securities described or referred to in Schedule 2-S and (b) (i) the certificates or instruments, if any, representing such securities, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this Section 1, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this Section 1, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books

Annex II - 1

and records relating to any of the Property referred to in this Section 1 and (vii) all proceeds of any of the foregoing (collectively, the “Collateral”). Upon execution of this Supplement, such securities will constitute “Pledged Securities” for purposes of the Guaranty and Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto and, without limiting the generality of the foregoing, the Additional Pledgor hereby expressly assumes all obligations and liabilities of a Pledgor thereunder and expressly grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, a security interest in all Collateral owned by such Additional Pledgor to secure all of such its obligations and liabilities thereunder. The information set forth in Schedule 2-S hereto is hereby added to the information set forth in Schedule 2 to the Guaranty and Pledge Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in ARTICLE IV of the Guaranty and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.
     2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.
     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]

By:

Name:
Title:

Annex II - 2

Exhibit A
FORM OF ACKNOWLEDGMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the Amended and Restated Guaranty and Pledge Agreement dated as of February 26, 2010 (the “Guaranty and Pledge Agreement”), made by the Obligors parties thereto for the benefit of BNP PARIBAS, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Guaranteed Creditors as follows:
     1. The undersigned will be bound by the terms of the Guaranty and Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2. The terms of Section 6.01(a) and Section 6.03 of the Guaranty and Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.02(a) or Section 6.03 of the Guaranty and Pledge Agreement.

[NAME OF ISSUER]

By:

Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also an Obligor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Obligor.
Exhibit — A

Schedule 1
NOTICE ADDRESSES OF OBLIGOR
Oasis Petroleum LLC
First City Tower
1001 Fannin, Suite 202
Houston, Texas 77002
Attention: Michael Lou
Vice President, Finance
Telephone: 713-574-1759
Fax: 713-751-0188
Schedule 1

Schedule 2
DESCRIPTION OF PLEDGED SECURITIES
Pledged Securities:

Class of
Stock or
other
		Percentage	Percentage	Equity	No. of	Certificate
Owner	Issuer	Owned	Pledged	Interest	Shares	No.
Oasis Petroleum LLC	Oasis Petroleum
	North America LLC	100	100	n/a	n/a	n/a
Schedule 2

Schedule 3
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
1.	Filing of UCC-1 Financing Statement with respect to the Collateral with the Secretary of State of the following States: Delaware
2.	Delivery to the Administrative Agent of all Pledged Securities consisting of certificated securities, if any, in each case properly indorsed for transfer or in blank.
Schedule 3

Schedule 4
LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE
Legal name of the Borrower: Oasis Petroleum North America LLC
Address: First City Tower, 1001 Fannin, Suite 202, Houston, Texas, 77002
All names and trade names that the Borrower has used in the last five years: Oasis Petroleum
North America LLC; Oasis Exploration North America LLC
Jurisdictions of organization over the last five years: Delaware
Current jurisdiction of organization: Delaware
Organizational number: 4354265
Taxpayer identification number: 26-0188694
Location of chief executive office or sole place of business over the last five years: First City
Tower, 1001 Fannin, Suite 202, Houston, Texas, 77002
Legal name of the Obligor: Oasis Petroleum LLC
Address: First City Tower, 1001 Fannin, Suite 202, Houston, Texas, 77002
All names and trade names that the Borrower has used in the last five years: Oasis Petroleum LLC;
Oasis Exploration LLC
Jurisdictions of organization over the last five years: Delaware
Current jurisdiction of organization: Delaware
Organizational number: 4307625
Taxpayer identification number: 20-8541479
Location of chief executive office or sole place of business over the last five years: First City
Tower, 1001 Fannin, Suite 202, Houston, Texas, 77002

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate of [identify Lender]1]

3.	Borrower:	Oasis Petroleum North America LLC

4.	Administrative Agent:	BNP Paribas, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Amended and Restated Credit Agreement dated as of February 26, 2010 among Oasis Petroleum North America LLC, the Lenders parties thereto, BNP Paribas, as Administrative Agent, and the other agents parties thereto.

[1]	Select as applicable.
Exhibit F – 1
Amended and Restated Credit Agreement

6.	Assigned Interest:

	Aggregate Amount of	Amount of
	Commitment/Loans	Commitment/Loans for	Percentage Assigned of
Commitment Assigned	all Lenders	Assigned	Commitment/Loans[2]
	$	$	%
	$	$	%
	$	$	%
Effective Date:                      ___, 201___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exhibit F – 2
Amended and Restated Credit Agreement

Consented to and Accepted:
BNP PARIBAS, as
Administrative Agent

By
Name:
Title:

By
Name:
Title:

Consented to:

OASIS PETROLEUM NORTH AMERICA LLC

By
Name:
Title:
Exhibit F – 3
Amended and Restated Credit Agreement

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and
Exhibit F – 4
Amended and Restated Credit Agreement

Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Texas.
Exhibit F – 5
Amended and Restated Credit Agreement

SCHEDULE 7.05
LITIGATION
None.
Schedule 7.05 – 1
Amended and Restated Credit Agreement

SCHEDULE 7.06
ENVIRONMENTAL MATTERS
None.
Schedule 7.06 – 1
Amended and Restated Credit Agreement

SCHEDULE 7.14
SUBSIDIARIES
None.
Schedule 7.14 – 1
Amended and Restated Credit Agreement

SCHEDULE 7.16
TITLE DEFECTS
None.
Schedule 7.16 – 1
Amended and Restated Credit Agreement

SCHEDULE 7.18
GAS IMBALANCES
None.
Schedule 7.18 – 1

SCHEDULE 7.19
MARKETING CONTRACTS
The inclusion of any item in this Schedule will not constitute an admission that any such item is or is not material or otherwise required to be included on such Schedule.
1.	Crude Oil Purchase Contract No. TSO7-164P, by and between Oasis Petroleum North America LLC and Tesoro Refining and Marketing, Company.
a) Version 8: Amendment to delete leases effective February 1, 2009.
b) Version 9: Amendment to change differential effective February 1, 2009.
c) Version 10: Amendment to change differential effective March 1, 2009.
d) Version 11: Amendment to change differential effective June 1, 2009.
e) Version 12: Amendment to change differential effective August 1, 2009.
f) Version 13: Amendment to change differential effective November 1, 2009.
g) Version 14: Amendment to change differential effective February 1, 2010.
2.	Crude Oil Purchase Contract No. PMLP 7266-1001, by and between Oasis Petroleum North America LLC and Plains Marketing, L.P.
a) Amendment March 01, 2009-01: to change differential effective March 1, 2009.
b) Amendment May 01, 2009-01: to change differential effective May 1, 2009.
c) Amendment June 01, 2009-01: to change differential effective June 1, 2009.
d) Amendment August 01, 2009-01: to delete Yellowstone 1-19H, Schmitz 44-30H, Moen 12-24H, Link 13-2H wells.
e) Amendment February 01, 2010-01: to change differential effective February 1, 2010.
f) Amendment February 01, 2101-02: to add Enerson 5792-44H well.
3.	Crude Oil Purchase Contract No P09040545L, by and between Oasis Petroleum North America LLC and Nexen Marketing U.S.A. Inc., dated April 2, 2009, effective April 1, 2009.
a) Amendment No. 1 dated November 17, 2009: to add Grove 11-36H, Barenthsen 11-20H, Edwards 44-9H, Farhart 11-11H, Ledene 44-5H, Lucy 11-23H, Paulson 11-25H, Rosencrans 44-21H, Weinmann 11-2H wells effective October 1, 2009.
4.	Crude Oil Purchase Contract No. CPE 6971, by and between Oasis Petroleum North America LLC and Texon L.P., dated November 28, 2007, effective January 1, 2008.

5.	Crude Oil Purchase and Sale Contract No. CEE7676, by and between Oasis Petroleum North America LLC and Texon L.P., dated October 1, 2008, effective December 1, 2008.

6.	Crude Oil Purchase Contract No. CPE 7472, by and between Oasis Petroleum North America LLC and Texon L.P., dated December 5, 2008, effective December 1, 2008.
a) Amendment No. 3 dated June 9, 2009: to add Annie Erie 44-12H Well, effective June 1, 2009.
Schedule 7.19 — 1
Amended and Restated Credit Agreement

b) Amendment No. 4 dated July 24, 2009: to add Dale Van Berkom and Landved 11-3H Wells, effective July 1, 2009.
c) Amendment No. 5 dated November 12, 2009: to add Mimir-Uran 11-11H well, effective November 1, 2009.
d) Amendment No. 6 dated December 7, 2009: to amend contract pricing.
7.	Casinghead Gas Contract No. 61014301 by and between Koch Hydrocarbon Company (now Bear Paw Energy, Inc.) and ANR Production Company (now Oasis Petroleum) dated December 31, 1991.

8.	Gas Processing Agreement No. 610184 by and between Koch Industries, Inc. (now Bear Paw Energy, Inc.) and Intoil, Inc. (now Oasis Petroleum) dated June 1, 1995.

9.	Gas Purchase, Gathering, Treating and Processing Agreement No. 610437 by and between Bear Paw Energy, Inc. and Headington Oil Company (now Oasis Petroleum) dated November 1, 2000.

10.	Casinghead Gas Purchase, Gathering, Treating and Processing Agreement No. 610460 by and between Bill Barrett Corporation (now Oasis Petroleum) and Bear Paw Energy, LLC dated March 1, 2004.

11.	Casinghead Gas Processing Agreement No. 610095 by and between Bill Barrett Corporation (now Oasis Petroleum) and Bear Paw Energy, Inc. dated December 30, 1985.

12.	Casinghead Gas Processing Agreement No. 610138 by and between Bill Barrett Corporation (now Oasis Petroleum) and Bear Paw Energy Inc. dated April 1, 1991.

13.	Casinghead Gas Purchase, Gathering, Treating and Processing Agreement No. 610022 by and between Bill Barrett Corporation (now Oasis Petroleum) and Bear Paw Energy, LLC dated June 1, 1998.

14.	Gas Purchase Agreement No. 610522 by and between Bear Paw Energy, LLC and Oasis Petroleum North America LLC dated August 1, 2009.

15.	Gas Purchase Agreement No. 610524 by and between Bear Paw Energy, LLC and Oasis Petroleum North America LLC dated September 1, 2009.
a) Amendment Agreement dated February 1, 2010: to add Angell 5200 31-28H well.
16.	Gas Purchase, Gathering, and Processing Agreement, by and between Fidelity Exploration and Production Company and Whiting Oil & Gas, dated July 1, 2008, effective July 1, 2008.

17.	Gas Purchase, Gathering, and Processing Agreement, by and between Whiting Oil & Gas Corporation and Oasis Petroleum North America LLC, dated October 1, 2009, effective October 1, 2009.
Schedule 7.19 — 2
Amended and Restated Credit Agreement

SCHEDULE 7.20
SWAP AGREEMENTS
J.P.Morgan Counterparty: 007101702000
OIL — WTI — NYMEX

Counterparty	JPMorgan Ref#	Trade Date	Trade Type	Buy or Sell	Remaining BBLs	Maturity Date	Fixed / Strike Price	Float /Market Price	MTM / Present Value
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-Jan-2010	60.0000	78.4030	0.00
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	28-Feb-2010	60.0000	72.9868	55.53
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-Mar-2010	60.0000	73.5326	4,335.70
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	30-Apr-2010	60.0000	74.1710	11,616.72
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-May-2010	60.0000	74.6950	18,182.05
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	30-Jun-2010	60.0000	75.2164	24,575.37
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-Jul-2010	60.0000	75.7590	30,674.63
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-Aug-2010	60.0000	76.2027	36,124.98
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	30-Sep-2010	60.0000	76.6967	40,863.61
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-Oct-2010	60.0000	77.1967	44,703.17
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	30-Nov-2010	60.0000	77.6357	48,185.17
007101702000	8321536	22-Jun-07	FLOOR	Buy	(15,274)	31-Dec-2010	60.0000	78.0167	51,668.65
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-Jan-2010	81.1500	78.4030	0.00
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	28-Feb-2010	81.1500	72.9868	(811.92)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-Mar-2010	81.1500	73.5326	(13,642.84)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	30-Apr-2010	81.1500	74.1710	(30,351.69)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-May-2010	81.1500	74.6950	(44,820.87)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	30-Jun-2010	81.1500	75.2164	(59,221.66)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-Jul-2010	81.1500	75.7590	(73,283.17)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-Aug-2010	81.1500	76.2027	(85,494.20)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	30-Sep-2010	81.1500	76.6967	(97,449.15)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-Oct-2010	81.1500	77.1967	(108,243.94)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	30-Nov-2010	81.1500	77.6357	(117,951.42)
007101702000	8321536	22-Jun-07	FLOOR	Sell	15,274	31-Dec-2010	81.1500	78.0167	(127,032.03)
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	31-Jan-2011	60.0000	78.3690	49,136.26
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	28-Feb-2011	60.0000	78.6574	51,679.11
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	31-Mar-2011	60.0000	78.9891	53,779.17
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	30-Apr-2011	60.0000	79.2610	56,139.42
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	31-May-2011	60.0000	79.4986	58,221.43
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	30-Jun-2011	60.0000	79.7432	59,967.14
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	31-Jul-2011	60.0000	79.9840	61,661.00
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,617)	31-Aug-2011	60.0000	80.2191	63,021.76
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,618)	30-Sep-2011	60.0000	80.5029	64,178.29
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,618)	31-Oct-2011	60.0000	80.7633	65,210.97
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,618)	30-Nov-2011	60.0000	81.0000	66,197.69
007101702000	8321537	22-Jun-07	FLOOR	Buy	(13,618)	31-Dec-2011	60.0000	81.1500	67,381.55
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	31-Jan-2011	80.2500	78.3690	(126,531.55)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	28-Feb-2011	80.2500	78.6574	(132,828.26)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	31-Mar-2011	80.2500	78.9891	(138,965.67)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	30-Apr-2011	80.2500	79.2610	(144,806.83)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	31-May-2011	80.2500	79.4986	(149,963.77)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	30-Jun-2011	80.2500	79.7432	(154,923.85)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	31-Jul-2011	80.2500	79.9840	(159,783.25)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,617	31-Aug-2011	80.2500	80.2191	(164,169.74)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,618	30-Sep-2011	80.2500	80.5029	(168,899.02)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,618	31-Oct-2011	80.2500	80.7633	(173,189.12)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,618	30-Nov-2011	80.2500	81.0000	(177,184.72)
007101702000	8321537	22-Jun-07	FLOOR	Sell	13,618	31-Dec-2011	80.2500	81.1500	(180,452.02)
			Commodity Totals :		0	BBL		USD	(1,602,441.34)

			Grand Total :						(1,602,441.34)
Schedule 7.20 — 1
Amended and Restated Credit Agreement

Client Statement
OPNMHOU Oasis Petroleum North America LLC
As of 01/29/10

	Trade	Trade	B Live Qty		Trn.	Pricing	Pricing	Settle / C		Trade	Market	Future					Exch
Client Code	No.	Date	S	Commodity	Grp	Start	End	Mature F	Strike	Price	Price	Proceeds	Non Disc. MV	PV Effect	MTM (Cur)	Curr.	Rate	MTM (USD)

OPNMHOU	1694411	10/21/09											(301,834)	635	(301,199)			(301,199)
			B9,300	WTI(1,0)	OPT	01/04/10	01/31/10	02/05/10C	100.25	5.250	0.000					USD	1.00
			S9,300	WTI(1,0)	OPT	01/04/10	01/31/10	02/05/10F	70.00	5.250	0.000					USD	1.00
			B8,400	WTI(1,0)	OPT	02/01/10	02/28/10	03/05/10C	100.25	5.250	0.000		0	(0)	0	USD	1.00	0
			S8,400	WTI(1,0)	OPT	02/01/10	02/28/10	03/05/10F	70.00	5.250	0.610		(5,122)	1	(5,121)	USD	1.00	(5,121)
			B9,300	WTI(1,0)	OPT	03/01/10	03/31/10	04/07/10C	100.25	5.250	0.056		520	(0)	520	USD	1.00	520
			S9,300	WTI(1,0)	OPT	03/01/10	03/31/10	04/07/10F	70.00	5.250	1.930		(17,953)	8	(17,945)	USD	1.00	(17,945)
			B9,000	WTI(1,0)	OPT	04/01/10	04/30/10	05/07/10C	100.25	5.250	0.232		2,092	(1)	2,090	USD	1.00	2,090
			S9,000	WTI(1,0)	OPT	04/01/10	04/30/10	05/07/10F	70.00	5.250	2.867		(25,817)	18	(25,799)	USD	1.00	(25,799)
			B9,300	WTI(1,0)	OPT	05/03/10	05/31/10	06/07/10C	100.25	5.250	0.466		4,337	(4)	4,333	USD	1.00	4,333
			S9,300	WTI(1,0)	OPT	05/03/10	05/31/10	06/07/10F	70.00	5.250	3.568		(33,212)	32	(33,180)	USD	1.00	(33,180)
			B9,000	WTI(1,0)	OPT	06/01/10	06/30/10	07/08/10C	100.25	5.250	0.773		6,967	(9)	6,958	USD	1.00	6,958
			S9,000	WTI(1,0)	OPT	06/01/10	06/30/10	07/08/10F	70.00	5.250	4.133		(37,246)	47	(37,199)	USD	1.00	(37,199)
			B9,300	WTI(1,0)	OPT	07/01/10	07/31/10	08/06/10C	100.25	5.250	1.135		10,574	(17)	10,557	USD	1.00	10,557
			S9,300	WTI(1,0)	OPT	07/01/10	07/31/10	08/06/10F	70.00	5.250	4.649		(43,304)	69	(43,236)	USD	1.00	(43,236)
			B9,300	WTI(1,0)	OPT	08/02/10	08/31/10	09/08/10C	100.25	5.250	1.494		13,924	(28)	13,896	USD	1.00	13,896
			S9,300	WTI(1,0)	OPT	08/02/10	08/31/10	09/08/10F	70.00	5.250	5.102		(47,547)	94	(47,453)	USD	1.00	(47,453)
			B9,000	WTI(1,0)	OPT	09/01/10	09/30/10	10/07/10C	100.25	5.250	1.853		16,720	(40)	16,680	USD	1.00	16,680
			S9,000	WTI(1,0)	OPT	09/01/10	09/30/10	10/07/10F	70.00	5.250	5.485		(49,484)	120	(49,365)	USD	1.00	(49,365)
			B9,300	WTI(1,0)	OPT	10/01/10	10/31/10	11/05/10C	100.25	5.250	2.217		20,675	(60)	20,615	USD	1.00	20,615
			S9,300	WTI(1,0)	OPT	10/01/10	10/31/10	11/05/10F	70.00	5.250	5.805		(54,144)	158	(53,986)	USD	1.00	(53,986)
			B9,000	WTI(1,0)	OPT	11/01/10	11/30/10	12/07/10C	100.25	5.250	2.576		23,266	(82)	23,184	USD	1.00	23,184
			S9,000	WTI(1,0)	OPT	11/01/10	11/30/10	12/07/10F	70.00	5.250	6.095		(55,048)	194	(54,854)	USD	1.00	(54,854)
			B9,300	WTI(1,0)	OPT	12/01/10	12/31/10	01/07/11C	100.25	5.250	2.925		27,315	(116)	27,199	USD	1.00	27,199
			S9,300	WTI(1,0)	OPT	12/01/10	12/31/10	01/07/11F	70.00	5.250	6.354		(59,347)	252	(59,095)	USD	1.00	(59,095)
OPNMHOU	1694413	10/21/09											(600,008)	1,138	(598,870)			(598,870)
			B12,400	WTI(1,0)	OPT	01/04/10	01/31/10	02/05/10C	94.00	6.750	0.000					USD	1.00
			S12,400	WTI(1,0)	OPT	01/04/10	01/31/10	02/05/10F	75.00	6.750	0.000					USD	1.00
			B11,200	WTI(1,0)	OPT	02/01/10	02/28/10	03/05/10C	94.00	6.750	0.000		3	(0)	3	USD	1.00	3
			S11,200	WTI(1,0)	OPT	02/01/10	02/28/10	03/05/10F	75.00	6.750	2.841		(31,822)	7	(31,815)	USD	1.00	(31,815)
			B12,400	WTI(1,0)	OPT	03/01/10	03/31/10	04/07/10C	94.00	6.750	0.120		1,493	(1)	1,492	USD	1.00	1,492
			S12,400	WTI(1,0)	OPT	03/01/10	03/31/10	04/07/10F	75.00	6.750	4.117		(51,073)	24	(51,049)	USD	1.00	(51,049)
			B12,000	WTI(1,0)	OPT	04/01/10	04/30/10	05/07/10C	94.00	6.750	0.413		4,965	(3)	4,961	USD	1.00	4,961
			S12,000	WTI(1,0)	OPT	04/01/10	04/30/10	05/07/10F	75.00	6.750	5.014		(60,208)	42	(60,167)	USD	1.00	(60,167)
			B12,400	WTI(1,0)	OPT	05/03/10	05/31/10	06/07/10C	94.00	6.750	0.800		9,925	(10)	9,915	USD	1.00	9,915
			S12,400	WTI(1,0)	OPT	05/03/10	05/31/10	06/07/10F	75.00	6.750	5.694		(70,679)	68	(70,611)	USD	1.00	(70,611)
			B12,000	WTI(1,0)	OPT	06/01/10	06/30/10	07/08/10C	94.00	6.750	1.262		15,168	(19)	15,149	USD	1.00	15,149
			S12,000	WTI(1,0)	OPT	06/01/10	06/30/10	07/08/10F	75.00	6.750	6.243		(75,006)	95	(74,911)	USD	1.00	(74,911)
			B12,400	WTI(1,0)	OPT	07/01/10	07/31/10	08/06/10C	94.00	6.750	1.780		22,110	(35)	22,075	USD	1.00	22,075
			S12,400	WTI(1,0)	OPT	07/01/10	07/31/10	08/06/10F	75.00	6.750	6.735		(83,651)	133	(83,518)	USD	1.00	(83,518)
			B12,400	WTI(1,0)	OPT	08/02/10	08/31/10	09/08/10C	94.00	6.750	2.275		28,261	(56)	28,205	USD	1.00	28,205
			S12,400	WTI(1,0)	OPT	08/02/10	08/31/10	09/08/10F	75.00	6.750	7.176		(89,158)	176	(88,981)	USD	1.00	(88,981)
			B12,000	WTI(1,0)	OPT	09/01/10	09/30/10	10/07/10C	94.00	6.750	2.762		33,219	(80)	33,138	USD	1.00	33,138
			S12,000	WTI(1,0)	OPT	09/01/10	09/30/10	10/07/10F	75.00	6.750	7.534		(90,631)	219	(90,412)	USD	1.00	(90,412)
			B12,400	WTI(1,0)	OPT	10/01/10	10/31/10	11/05/10C	94.00	6.750	3.238		40,263	(117)	40,145	USD	1.00	40,145
			S12,400	WTI(1,0)	OPT	10/01/10	10/31/10	11/05/10F	75.00	6.750	7.828		(97,349)	284	(97,065)	USD	1.00	(97,065)
			B12,000	WTI(1,0)	OPT	11/01/10	11/30/10	12/07/10C	94.00	6.750	3.691		44,453	(157)	44,296	USD	1.00	44,296
			S12,000	WTI(1,0)	OPT	11/01/10	11/30/10	12/07/10F	75.00	6.750	8.099		(97,534)	344	(97,190)	USD	1.00	(97,190)
			B12,400	WTI(1,0)	OPT	12/01/10	12/31/10	01/07/11C	94.00	6.750	4.114		51,235	(218)	51,017	USD	1.00	51,017
			S12,400	WTI(1,0)	OPT	12/01/10	12/31/10	01/07/11F	75.00	6.750	8.351		(103,990)	442	(103,548)	USD	1.00	(103,548)

Totals:			2 Live Trades										(901,842)	1,773	(900,068)			(900,068)
NOTE: The mark to market valuation of the position is from the perspective of BNP Paribas.
Valuations of transactions provided by BNP Paribas are indicative and for information purposes only. The valuations have been prepared in good faith in accordance with BNP Paribas’ own internal models and calculation methods and/or are based on or use other available pricing information sources where considered relevant. Valuations based on different models or assumptions may yield different results. Numerous factors may affect the valuations, which may or may not be taken into account. Therefore, these valuations may vary significantly from valuations obtained from other sources or market participants.
BNP Paribas valuations are provided for guidance and give an indication of value at a specific point in time. BNP Paribas expressly disclaims any responsibility for the accuracy or completeness of any pricing information sources used in its calculations, or any errors or omissions in computing or disseminating these valuations, and for any use you make of the valuations provided.
Schedule 7.20 — 2
Amended and Restated Credit Agreement

SCHEDULE 9.05
INVESTMENTS
None.
Schedule 9.05 — 1
Amended and Restated Credit Agreement